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                                                                    EXHIBIT 10.3

                               [AHP Letterhead]


                                August 9, 2000



Mr. Edward V. Fritzky
Immunex Corporation
51 University Street
Seattle, Washington 98101

Dear Ed:

          Reference is made to the registration statement on Form S-3 (the "Shelf Registration Statement") to be filed by Immunex Corporation ("Immunex") today with the Securities and Exchange Commission (the "Commission") pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), to register an aggregate of 70,000,000 shares of common stock, par value $.01 per share ("Common Stock"), (i) 20,000,000 shares of which shall comprise primary shares of Common Stock to be sold by Immunex (the "Primary Offering") and (ii) 50,000,000 shares of which shall comprise secondary shares of Common Stock (the "Secondary Offering" and together with the Primary Offering, the "Offering") to be sold by American Home Products Corporation ("AHP"). Reference is also made to the Amended and Restated Governance Agreement, (the "Governance Agreement") dated as of December 15, 1992, among American Cyanamid Company ("Cyanamid"), Immunex and Lederle Oncology Corporation, as amended by Amendment No. 1, dated May 20, 1999, and Amendment No. 2, dated August 8, 2000, each by and between Cyanamid, Immunex and AHP. This letter shall serve to further clarify our understanding in connection with AHP's exercise of its registration rights pursuant to the Governance Agreement. Terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Governance Agreement.

          We hereby agree that (i) the filing by Immunex of the Shelf Registration Statement, (ii) the filing of an amendment or supplement thereto relating to the Secondary Offering and (iii) its efforts to facilitate the subsequent sale pursuant to the Secondary Offering, shall be deemed to be in accordance with Immunex's obligations in connection with AHP's registration rights pursuant to Section 6.05 of the Governance Agreement.

          The parties further agree that AHP shall determine, after good faith consultation with Immunex (subject to the provisions of Section 6.03(f) of the Governance Agreement), the appropriate timing of any sale of shares pursuant to the Offering; provided, however, notwithstanding anything herein to the contrary, if the Immunex board of directors determines in its good faith judgment that it is appropriate to

Mr. Edward V. Fritzky
Immunex Corporation                                                            2

conduct all or a portion of the Primary Offering, Immunex may proceed with such Primary Offering, subject to the following conditions:

     (a) if AHP has not sold shares pursuant to the Secondary Offering, (i) that such Primary Offering shall be conducted between March 31, 2001 and October 31, 2001 and (ii) that, subject to the provisions of
          Section 6.03(e) of the Governance Agreement (as if such provision applied to Immunex), the gross proceeds to Immunex from such Primary Offering shall not exceed $1 billion; and

     (b) if AHP has sold shares pursuant to the Secondary Offering, (i) that such Primary Offering shall be made on or before March 31, 2001, or within four (4) months after the date of such Secondary Offering, whichever is later, (ii) that the gross proceeds to Immunex from such Primary Offering shall not exceed $1 billion and (iii) that the number of shares sold by Immunex pursuant to such Primary Offering shall not exceed one half of the number of shares sold by AHP in such Secondary Offering;

provided further that, if AHP is not restricted from selling shares of Common Stock at that time, Immunex shall provide AHP the opportunity to simultaneously conduct all or a portion of the Secondary Offering and the terms of the following paragraph shall apply.

          Immunex shall have the right, but not the obligation, to sell such number of shares which equals no more than one-third of the aggregate size of the Offering (as may be adjusted as set forth below) but in no event shall the gross proceeds to Immunex from the Primary Offering exceed $1 billion (inclusive of any proceeds derived from Immunex's grant to the underwriters of an over-allotment option). The size of the Offering shall be determined by AHP, after good faith consultation with Immunex (subject to the provisions of Section 6.03(e) of the Governance Agreement); provided, however, that if the Offering is expected to generate gross proceeds to Immunex of less than $1 billion, Immunex shall have the right, subject to the provisions of Section 6.03(e) of the Governance Agreement (as if such provision applied to Immunex), to increase the size of the Primary Offering so as to generate expected gross proceeds to it of no more than $1 billion.

          Pursuant to Section 9.02(a) of the Governance Agreement and to the extent necessary to permit the Primary Offering on the terms discussed in this letter, AHP hereby waives, for the periods described in clauses (a)(i) and
(b)(i) of the third paragraph of this letter, its right to have an Investor Director approve and authorize an issuance of equity securities pursuant to
Section 4.04(c) of the Governance Agreement. In addition, pursuant to Section 9.02(a) of the Governance Agreement, in the event AHP conducts a Secondary Offering, AHP hereby waives all of its subscription rights related to the Primary Offering, including both its right to notification and its right to purchase Immunex Common Stock pursuant to Section 2.01 of the Governance Agreement.
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Mr. Edward V. Fritzky
Immunex Corporation                                                            3

          AHP agrees that, from the date of the execution of each underwriting agreement for any Secondary Offering until September 30, 2001, or nine (9) months after the date of such underwriting agreement, whichever is later, AHP will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock; whether any transaction described in clause (i) or (ii) of this sentence is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

          Immunex hereby agrees to use its best efforts (i) prior to effectiveness to amend or supplement the Shelf Registration Statement as required to comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder, (ii) to obtain effectiveness of the Shelf Registration Statement as promptly as practicable, (iii) to maintain the Shelf Registration Statement continuously effective for a period of two (2) years and (iv) during the periods in which AHP is permitted by this letter to sell shares pursuant to the Secondary Offering, to promptly amend or supplement the Shelf Registration Statement and any prospectus (the "Shelf Registration Prospectus") relating thereto as necessary to comply in all material respects with the Securities Act, the Exchange Act and the respective rules and regulations thereunder. During the periods in which AHP is permitted by this letter to sell shares pursuant to the Secondary Offering, Immunex shall advise AHP in writing (a) when the Shelf Registration Statement or any post-effective amendment thereto shall have become effective; (b) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the related Shelf Registration Prospectus or for any additional information; (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; (d) of the receipt by Immunex of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction as shall be reasonably appropriate for the distribution of the Common Stock under the Offering in accordance with
Section 6.06(e) of the Governance Agreement or the initiation or threatening of any proceeding for such purpose; and (e) of the happening of any event that requires the making of any changes in the Shelf Registration Statement or related Shelf Registration Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Shelf Registration Prospectus, in the light of the circumstances under which they were made) not misleading, which notice shall be accompanied by an instruction to suspend the use of such Shelf Registration Prospectus until the requisite changes shall have been made.

          Immunex hereby agrees pursuant to Section 6.03(b) of the Governance Agreement not to withhold approval if AHP selects Morgan Stanley Dean Witter as co-lead manager and sole book runner of the Offering provided that AHP selects Merrill Lynch & Co. as co-lead manager for the Offering, and each of Immunex and AHP hereby
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Mr. Edward V. Fritzky
Immunex Corporation                                                            4

agree that such an underwriting arrangement shall be used for all sales of shares in any Primary Offering or Secondary Offering. It is hereby agreed that, for purposes of Section 6.03(e) of the Governance Agreement, Morgan Stanley Dean Witter shall be deemed the managing underwriter for the Offering.

          AHP hereby agrees that, on or before the consummation of the Financing (as defined in the Memorandum of Understanding for Helix Project Financing Guaranty, dated the date hereof), AHP shall convert the $450 million convertible subordinated note dated May 20, 1999 issued to AHP by Immunex.

          We hereby agree that irreparable damage would occur in the event any provision of this letter was not performed in accordance with the terms hereof and that each of us shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. This letter shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflict of laws. This letter may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by AHP and Immunex in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Except as otherwise stated herein, all terms and conditions of the Governance Agreement shall remain in full force and effect.



                                         AMERICAN HOME PRODUCTS
                                         CORPORATION


                                         By: /s/ Kenneth J. Martin
                                            ----------------------------
                                            Name:  Kenneth J. Martin
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


Accepted and Agreed:
IMMUNEX CORPORATION
Date August 9, 2000


By: /s/ Edward V. Fritzky
   ---------------------------
   Name:   Edward V. Fritzky
   Title:  Chairman of the Board,
           Chief Executive Officer and President